Exhibit 99.1

Guardian Pharmacy Services Reports Second Quarter 2026 Financial Results; Raises Full-Year Guidance

ATLANTA, August 6, 2026 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation’s leading long-term care (“LTC”) pharmacy services companies, announced today its financial results for the second quarter ended June 30, 2026. The Company also raised its full-year guidance.

Second Quarter Financial Results

•	Revenue of $351.8 million, up 2% year-over-year.

•	Residents served ended the quarter at approximately 210,000, up 8% year-over-year.

•	Net Income of $22.1 million, inclusive of a $8.5 million settlement related to a payor dispute, compared to $8.8 million in the prior-year period.

•	Adjusted EBITDA of $29.7 million, compared to $25.0 million in the prior-year period.

•	Diluted EPS of $0.34 for the quarter, with Adjusted EPS of $0.29.[1]

•	Cash and cash equivalents totaled $89.8 million at quarter-end, with no long-term debt outstanding under our credit facility.

CEO Commentary

“Guardian delivered another strong quarter, with continued momentum across our local markets,” said Fred Burke, President and Chief Executive Officer. “While IRA-related pricing reductions affected reported revenue growth, which was up 2%, the underlying business remained strong. Absent the price reductions from the IRA, revenues would have been up low double digits compared to the second quarter of 2025. We also continued to expand profitability, reflecting the benefits of scale, purchasing leverage and improved operating efficiency.”

Burke continued, “Our second-quarter performance, together with our outlook for the remainder of the year, gives us the confidence to raise our 2026 guidance.”

FY 2026 Outlook – Updating Guidance

The guidance below excludes any future acquisitions.

	Updated Guidance	Previous Guidance
Revenue	$1.43 billion - $1.45 billion	$1.40 billion -$1.42 billion
Adjusted EBITDA	$129 million -$131 million	$122 million -$127 million

M&A and Greenfields

Subsequent to quarter-end, Guardian completed the acquisition of Wellness Concepts, a long-term care pharmacy based in Grottoes, Virginia. Founded in 1999, Wellness Concepts has established a strong reputation for service and quality care throughout the Shenandoah Valley. The pharmacy’s existing leadership and employees will remain in place.

[1]	Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

Guardian also launched a new greenfield pharmacy in Lexington, Kentucky, representing the Company’s first location in the state. The pharmacy was developed collaboratively by Guardian’s Tennessee and Cincinnati operations under the leadership of David Brown, one of the Company’s recently appointed regional senior vice presidents. Lexington represents the fourth greenfield pharmacy developed by this leadership team since joining Guardian through the Company’s Middle Tennessee acquisition in 2009. Together, these investments further expand Guardian’s geographic footprint and demonstrate the Company’s ability to combine local market expertise, acquired talent and disciplined development to support long-term growth.

Leadership and Organizational Updates

As previously announced, Guardian appointed David Morris as Chief Operating Officer and Will Mudd as Chief Financial Officer, effective July 1, 2026. Mr. Morris previously served as Guardian’s Chief Financial Officer and has played a central role in the Company’s development since its inception. In his new role, he will oversee Guardian’s pharmacy operations and sales organization.

Mr. Mudd joined Guardian in 2012 and has held positions of increasing responsibility across the Company’s finance organization. He most recently served as Senior Vice President of Finance and has been instrumental in developing the financial infrastructure that supported Guardian’s growth and transition to becoming a public company. The appointments reflect the depth of Guardian’s leadership team and support the Company’s continued evolution as it expands its national platform.

In connection with these organizational changes, Guardian also implemented a regional leadership structure led by eight regional senior vice presidents, designed to strengthen accountability, improve coordination and better support local pharmacy teams while preserving the entrepreneurial culture and local decision-making central to Guardian’s operating model.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing +1 (833) 461-5787 for participants located in the United States and Canada, or +1 (585) 542-9983 for international participants, and referencing conference ID “153 713 694.” A webcast replay will be available shortly after the call’s completion at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of more than 61 licensed pharmacies, 54 of which are full-service, Guardian is dedicated to providing exceptional service to approximately 210,000 residents (as of June 30, 2026).

Investor Contact: Ashley Stockton, Vice President, Investor Relations IR@guardianpharmacy.net

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business and growth strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; our ability to identify, complete and successfully integrate acquisitions; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees, business, supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by capping the prices for certain drugs and limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; and the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with GAAP, we also present Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, which are financial measures not based on any standardized methodology prescribed by GAAP.

We define Adjusted EBITDA as net income before interest expense (income), income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, certain legal and regulatory items, financing-related and other activities, and payor-reimbursement matters.

We define Adjusted Net Income as net income attributable to Guardian Pharmacy Services, Inc. before share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, payor-reimbursement matters, amortization expense associated with acquisition-related intangible assets, and the income tax impact of the adjustments.

We define Adjusted EPS as Adjusted Net Income divided by the total weighted average of diluted shares for Class A common stock and Class B common stock.

Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not consider the impact of share-based compensation; and

•

Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS exclude the impact of certain legal and regulatory items, and payor-reimbursement matters which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS alongside other financial measures, including net income, diluted EPS, and our other financial results presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to net income and of Adjusted Net Income to Net Income Attributable to Guardian Pharmacy Services, Inc., the most directly comparable GAAP financial measures, are set forth below.

Guardian has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2025	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$65,619	$89,807
Accounts receivable, net	101,614	103,769
Inventories	43,359	50,442
Other current assets	11,042	10,650

Total current assets	221,634	254,668

Property and equipment, net	55,522	56,529
Intangible assets, net	18,475	16,619
Goodwill	79,743	79,743
Operating lease right-of-use assets	34,649	32,361
Deferred tax assets	2,199	2,199
Other assets	436	1,459

Total assets	$412,658	$443,578

Liabilities and equity
Current liabilities:
Accounts payable	$116,206	$108,207
Accrued compensation	15,048	15,090
Operating leases, current portion	7,150	7,375
Other current liabilities	22,299	23,371

Total current liabilities	160,703	154,043

Operating leases, net of current portion	29,992	27,863
Other liabilities	4,039	4,030

Total liabilities	$194,734	$185,936

Commitments and contingencies (see Note 5)

Equity:
Class A common stock - 700,000,000 shares authorized, par value $0.001; 36,253,744 and 49,792,884 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively	36	50
Class B common stock - 100,000,000 shares authorized, par value $0.001; 27,066,890 and 13,539,453 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively	27	13
Additional paid-in capital	139,353	144,040
Retained earnings	66,343	101,510
Non-controlling interests	12,165	12,029

Total equity	217,924	257,642

Total liabilities and equity	$412,658	$443,578

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2025	2026	2025	2026
Revenues	$344,334	$351,768	$673,642	$688,363
Cost of goods sold	276,188	271,724	541,147	532,010

Gross profit	68,146	80,044	132,495	156,353

Selling, general, and administrative expenses	55,566	59,400	106,910	118,034

Operating income	12,580	20,644	25,585	38,319

Other expenses (income):
Interest expense	172	154	342	308
Other expense (income), net	(179)	(9,302)	(450)	(10,074)

Total other expenses (income)	(7)	(9,148)	(108)	(9,766)

Income before income taxes	12,587	29,792	25,693	48,085
Provision for income taxes	3,760	7,671	7,593	12,420

Net income	8,827	22,121	18,100	35,665

Less net income (loss) attributable to non-controlling interests	(203)	249	(378)	498

Net income attributable to Guardian Pharmacy Services, Inc.	$9,030	$21,872	$18,478	$35,167

Net income per share of Class A and Class B common stock
Basic	$0.15	$0.35	$0.30	$0.56
Diluted	$0.14	$0.34	$0.29	$0.55
Weighted-average Class A and Class B common shares outstanding
Basic	62,046	63,327	62,045	63,324
Diluted	63,203	63,836	63,055	63,757

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June, 30
(In thousands)	2025	2026
Operating activities
Net income	$18,100	$35,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,756	11,784
Share-based compensation expense	8,414	4,793
Provision for losses on accounts receivable	1,904	2,844
Other	430	39
Changes in operating assets and liabilities:
Accounts receivable	1,587	(4,882)
Inventories	(2,476)	(7,083)
Other current assets	(3,742)	(628)
Accounts payable	3,751	(8,045)
Accrued compensation	2,864	42
Other operating liabilities	(4,102)	1,558

Net cash provided by operating activities	37,486	36,087
Investing activities
Purchases of property and equipment	(10,111)	(9,637)
Payment for acquisitions	(8,920)	—
Other	482	581

Net cash used in investing activities	(18,549)	(9,056)
Financing activities
Proceeds from equity offering, net of underwriter fees	29,039	30,276
Repurchase of outstanding Class A common stock	(29,039)	(30,276)
Payments of equity offering costs	(1,594)	—
Principal payments on finance lease obligations	(2,276)	(2,156)
Contingent liability payments related to acquisitions	(1,950)	(200)
Contributions from non-controlling interests	1,229	653
Distributions to non-controlling interests	(189)	(1,287)
Other	—	147

Net cash used in financing activities	(4,780)	(2,843)
Net change in cash and cash equivalents	14,157	24,188
Cash and cash equivalents, beginning of period	4,660	65,619

Cash and cash equivalents, end of period	$18,817	$89,807

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$345	$759

Cash paid during the year for income taxes	$14,696	$14,953

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$2,986	$1,936
Non-cash equity contributions from non-controlling interests	$2,141	$—

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EPS TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2026	2025	2026
Net income	$8,827	$22,121	$18,100	$35,665
Add:
Interest expense (income), net	(68)	(504)	(70)	(920)
Depreciation and amortization	5,489	5,808	10,756	11,784
Provision for income taxes	3,760	7,671	7,593	12,420

EBITDA	$18,008	$35,096	$36,379	$58,949

Share-based compensation (1)	4,446	2,932	8,414	4,793
Certain legal & other regulatory matters (2)	595	89	623	18
Financing-related and other activities (3)	1,016	32	1,814	873
Payor-reimbursement matters (4)	887	(8,491)	1,155	(5,217)

Adjusted EBITDA	$24,952	$29,658	$48,385	$59,416

Net income as a percentage of revenue	2.6%	6.3%	2.7%	5.2%

Adjusted EBITDA as a percentage of revenue	7.2%	8.4%	7.2%	8.6%

Net Income attributable to Guardian Pharmacy Services, Inc.	$9,030	$21,872	$18,478	$35,167
Share-based compensation (1)	4,446	2,932	8,414	4,793
Certain legal & other regulatory matters (2)	595	89	623	18
Financing-related and other activities (3)	1,016	32	1,814	873
Payor-reimbursement matters (4)	887	(8,491)	1,155	(5,217)
Acquisition-related intangible asset amortization (5)	874	865	1,709	1,857
Income tax impact of adjustments (6)	(2,314)	1,175	(2,866)	(600)

Adjusted net income	$14,534	$18,474	$29,327	$36,891

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	63,203	63,836	63,055	63,757
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	63,203	63,836	63,055	63,757
Diluted EPS	$0.14	$0.34	$0.29	$0.55
Adjusted EPS	$0.23	$0.29	$0.47	$0.58

(1)

See Note 7 - Share-based Compensation of the Notes to Unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 for further detail on the share-based compensation expense.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses, and insurance reimbursements related to settlements, associated with certain legal proceedings. The Company excludes such charges and reimbursements, recorded as selling, general, and administrative expenses, when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)

Represents non-recurring costs associated with various financing-related activities included in the three and six months ended June 30, 2025 and 2026, and costs to transition to a public company included in the three and six months ended June 30, 2025.

(4)	Represents non-recurring settlements, recorded as other income, and legal expenses, recorded as selling, general and administrative expenses, associated with payor reimbursement matters.

Settlements received associated with payor reimbursement matters, recorded as other income, were $8.5 million during the three and six months ended June 30, 2026, and $0.0 million during the three and six months ended June 30, 2025.

Legal expenses associated with payor reimbursement matters, recorded as selling, general and administrative expenses, were $0.0 million and $3.3 million during the three and six months ended June 30, 2026, respectively, and $0.9 million and $1.2 million during the three and six months ended June 30, 2025, respectively.

On April 21, 2026, the Company executed a mutual release and settlement agreement related to a payor-reimbursement matter. As part of the settlement, the Company received an $8.5 million cash payment, which is recorded in Other expense (income) on the Condensed Consolidated Statement of Operations.

(5)	Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.

(6)	Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.